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                                                                     Exhibit 4.1

                         MEDICAL ADVISORY SYSTEMS, INC.
                              AMENDED AND RESTATED
                              EMPLOYEE AND DIRECTOR
                                STOCK OPTION PLAN

I.      PURPOSE AND SCOPE

The purposes of this Medical Advisory Systems, Inc. Amended and Restated Employee and Director Stock Option Plan (the "Plan") are to encourage stock ownership by Employees of Medical Advisory Systems, Inc., a Delaware corporation, or any of its Subsidiaries (collectively the "Company") and to assist the Company in attracting and retaining key personnel through the grant of options to purchase shares of the Company's common stock.

II.     DEFINITIONS

Unless otherwise required by the context and in addition to the terms defined elsewhere herein:

"BOARD" shall mean the Board of Directors of Medical Advisory Systems, Inc.

"CHANGE OF CONTROL" shall mean any sale of substantially all of the assets of the Company, consolidation, merger, stock sale or share exchange, regardless of whether the Company is the surviving Company, in which any person or affiliated persons acquires in excess of 20% of the combined voting power of the then outstanding securities of the Company, inclusive of the voting power represented by any outstanding securities of the Company, owned by such person or persons prior to the consummation of such transaction, and regardless of whether such person or persons are deemed to be affiliates or in control of the Company by virtue of their ownership of outstanding securities of the Company, representation on the Company's Board of Directors or otherwise prior to the consummation of such transaction.

"COMMITTEE" shall mean the Compensation Committee, which is appointed by the Board, and which shall be composed of three members of the Board.

"CODE" shall mean the Internal Revenue Code of 1986, as amended.

"EMPLOYEE" shall mean officers, directors, employees, advisors and consultants who render services to the Company.

"OPTION" shall mean a right to purchase Stock, granted pursuant to the Plan.

"OPTION PRICE" shall mean the purchase price for a share of Stock under an Option, as determined in Section V below.

"PARTICIPANT" shall mean an Employee to whom an Option is granted under this Plan.

"STOCK" shall mean the common stock of Medical Advisory Systems, Inc., par value $.005.

"SUBSIDIARY" shall mean a subsidiary corporation of Medical Advisory Systems, Inc., as defined in Code Sections 424(f) or 424(g).

III.    STOCK TO BE OPTIONED





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Subject to the provisions of Section XVII herein, the maximum number of shares of Stock that may be optioned or sold under the Plan is 1,650,000 shares. Such shares may be authorized but unissued shares of the Stock of the Company.

IV.     ADMINISTRATION

The Committee shall administer the Plan. Two members of the Committee shall constitute a quorum for the transaction of business. The Committee shall be responsible to the Board for the operation of the Plan, and shall make recommendations to the Board with respect to participation in the Plan by Employees and with respect to the extent of that participation. The interpretation and construction of any provision of the Plan by the Committee shall be final, unless otherwise determined by the Board. No member of the Board or the Committee shall be liable for any action or determination made by him in good faith.

The Board, upon recommendation of the Committee, may grant Options to any Employee upon such terms and conditions as it determines appropriate, including, but not limited to, provisions regarding vesting of Options granted, and covenants not to compete and confidentiality requirements. Options may be awarded by the Board at any time and from time to time to new Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Board, upon recommendation by the Committee, shall determine. Options granted at different times need not contain similar provisions and no grant of Options shall be effective until such time as the Employee enters into the Option Agreement presented by the Board in conjunction with such grant of Options, by executing and returning such agreement to the Board.

V.      OPTION PRICE

The purchase price for Stock under each Option shall not be less than the fair market value of the Stock at the close of business on the date the Option is granted, but in no event less than the par value of the Stock. For purposes of this Section, "fair market value" shall be the average of the highest and lowest price for a share of Stock, as quoted on the American Stock Exchange (or if the Stock is not then traded on such Exchange, on any other exchange or market through which the Stock is traded) on the last trading date immediately preceding the date of the grant.

VI.     EXERCISE OF STOCK OPTIONS

A Stock Option shall be exercised by a Participant or other person authorized under this Plan to exercise such Option by the provision of written notice, on a form approved by the Committee, indicating the person's intention to exercise same, accompanied by full payment of the purchase price. Said purchase price shall be paid with cash or certified check, or with a surrender of Stock having a fair market value on the date of exercise equal to that portion of the purchase price for which payment in cash or by certified check is not made. In the event that Stock is surrendered upon exercise of an Option, certificates evidencing the shares to be so used shall be delivered to the Company and shall be duly endorsed or accompanied by duly executed stock powers to transfer the same to the Company; provided, however, that such payment in Stock instead of cash or cashier's check shall not be effective and shall be rejected by the Company if (a) the Company is then prohibited from purchasing shares of the class of the stock thus tendered to it, or (b) the right or power of the person exercising the Option to deliver such shares in payment of the purchase price is subject to restrictions (determined as of the date such Stock is tendered), including, but not limited to, the prior interest of any other person as indicated by legends upon the certificate(s) or known to the Company. If the Company rejects the payment in stock, the tendered notice of exercise shall not be effective hereunder unless, after being notified of such rejection, the person exercising the Option pays the purchase price in an acceptable form. The Company shall be entitled, at its option, to return those shares of Stock as part of the shares for which the Option was exercised rather than re-issuing new shares.



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The Company shall have the right to require a Participant, or any other person authorized to exercise Options under this Plan, to pay to the Company the amount of any taxes which the Company is required to withhold as a result of the exercise of said Option.

VII.    TERMS AND CONDITIONS OF OPTIONS

Options granted pursuant to the Plan shall be authorized by the Board and shall be evidenced by agreements in such form as the Board, upon recommendation of the Committee, shall from time to time approve. Such Agreements shall include a provision that during the period in which a Participant is employed by the Company, Participant shall be limited in trading shares of the Company acquired through exercise of any Option in accordance with the Company's then current policy governing trading in the shares of the Company by Officers and Directors.

VIII.   EMPLOYMENT AGREEMENT

The Board may, in its discretion, include in any Option granted under the Plan a condition that the Participant shall agree to remain in the employ of, and to render services to, the Company or any of its Subsidiaries for a period of time (specified in the agreement) following the date the Option is granted. However, no such agreement shall impose any obligation upon the Company to employ the Participant for any period of time.

IX.     TIME AND METHOD OF PAYMENT

The Option Price shall be paid in full either in cash or under a cash-less option provision (depending on the form of Option Agreement granted to the Participant) at the time an Option is exercised under the Plan. Otherwise, an exercise of any Option granted under the Plan shall be invalid and of no effect. Promptly after the exercise of an Option and the payment of the full Option Price, the Participant shall be entitled to the issuance of a stock certificate evidencing his ownership of such Stock. Participant shall have none of the rights of a shareholder until shares are issued to him, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

X.      NUMBER OF SHARES

Each Option shall state the total number of shares of Stock to which it pertains and the number of Shares to which a participant is entitled under an Option agreement.

XI.     OPTION PERIOD, AND LIMITATIONS ON EXERCISE OF OPTIONS

The Board may, in its discretion, provide that an Option may not be exercised in whole or in part for any period or periods of time specified in the Option agreement. Except as provided in the Option agreement or otherwise herein, an Option maybe exercised in whole or in part at any time during its term. No Option may be exercised after the expiration of ten (10) years from the date it is granted. No Option may be exercised for a fractional share of Stock.

XII.    TERMINATION OF EMPLOYMENT

If a Participant ceases to be employed by the Company, except as provided in
Section XIII below or in connection with a Change of Control, his Options shall terminate immediately, provided that the Participant may, at any time within three months after such cessation of employment, exercise his Options to the extent that he was entitled to exercise them on the date of cessation of employment. In the event of cessation of employment that is not subject to
Section XIII following a Change of Control all unvested options shall immediately vest and be exerciseable. Notwithstanding anything to the


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contrary contained herein, no option shall be exerciseable more than ten (10)
years from the date it was granted.

XIII.   RIGHTS IN THE EVENT OF DEATH

If a Participant dies while employed by the Company, or within three months after having retired with the consent of the Company, and without having fully exercised his options, the executors or administrators, or legatees or heirs, of his estate shall have the right to exercise such Options and to the extent that such deceased Participant was entitled to exercise said Options on the date of his death; provided, however, that in no event shall the Options be exercisable more than ten (10) years from the date they were granted.

XIV.    NO OBLIGATIONS TO EXERCISE OPTION

The granting of an Option shall impose no obligation upon the Participant to exercise such Option.

XV.     NONASSIGNABILITY

Options shall not be transferable other than by will or by the law of descent and distribution, and during a Participant's lifetime shall be exercisable only by such Participant.

XVI.    LOSS OF RIGHT TO EXERCISE OPTIONS

A Participant or other person entitled to exercise Options under this Plan shall forfeit such rights if the Participant violates a confidentiality agreement or covenant not to compete with the Company whether contained within individual Stock Option Agreements entered into between the Participant and the Company by separate instrument.

XVII.   EFFECT OF CHANGE IN STOCK SUBJECT TO THE PLAN

The aggregate number of shares of Stock available for Options under the Plan, the shares subject to any Option, the price per share, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Stock subsequent to the effective date of the Plan resulting from (1) a subdivision or consolidation of shares or any other capital adjustment, (2) the payment of a stock dividend, or (3) other increase or decrease in such shares effected without receipt of consideration by the Company, if the Company shall be the surviving corporation in any merger or consolidation, any Option shall pertain, apply and relate to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled after the merger or consolidation.

Upon dissolution or liquidation of the Company, or upon a merger or consolidation in which the Company is not the surviving corporation, except any merger or consolidation that constitutes a Change of Control, all Options outstanding under the Plan shall terminate; provided, however, that each Participant (and each other person entitled under this Plan to exercise an Option) shall have the right, immediately prior to such dissolution or liquidation, or such merger or consolidation, to exercise such Participant's Options in whole or in part, but only to the extent that such Options are otherwise exercisable under the terms of this Plan. In the case of a merger or consolidation that constitutes a Change of Control, all unvested options shall immediately vest and be exerciseable.

XVIII.  AMENDMENT AND TERMINATION

The Board, by resolution, may terminate, amend, or revise the Plan with respect to any shares as to which Options have not been granted. Neither the Board nor the Committee may, without the consent of the holder of an Option, alter or impair any Option previously granted under the Plan, except as authorized

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herein. Unless sooner terminated, the Plan shall remain in effect for a period of 10 years from the date of this amended and restated Plan's adoption by the Board. Termination of the Plan shall not affect any Option previously granted.

XIX.    COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODY

No Option shall be exercisable and no Stock will be delivered under this Plan except in compliance with all applicable federal and state laws and regulations, including, without limitation, compliance with all applicable withholding tax requirements, if any, and with the rules of all domestic stock exchanges on which the Stock may be listed. Any stock certificates issued to evidence the Stock as to which an Option is exercised may bear such legends and statements as the Company shall deem advisable to assure compliance with federal and state laws and regulations; the Company may, if it deems appropriate, condition its grant of any Options hereunder upon receipt of the following investment representation from the Participant or other person authorized to exercise such Options under this Plan:

               "I agree that any Stock of Medical Advisory Systems, Inc. which I may acquire by virtue of this Stock Option shall be acquired for investment purposes only and not with a view to distribution or resale, and may not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of by me unless (i) a registration statement or post-effective amendment to a registration statement under the Securities Act of 1933, as amended, with respect to said Stock has become effective so as to permit the sale or other disposition of said shares by me; or
               (ii) there is presented to Medical Advisory Systems, Inc. an opinion of counsel satisfactory to Medical Advisory Systems, Inc. to the effect that the sale or other proposed disposition of said Stock by me may lawfully be made otherwise than pursuant to an effective registration statement or post-effective amendment to a registration statement relating to the said Stock under the Securities Act of 1933, as amended."

No Option shall be exercisable, and no stock will be delivered under this Plan, until the Company has obtained such consent or approval from the regulatory body, federal or state, having jurisdiction over such matters as the Company may deem advisable. In the case of the exercise of an Option by someone other than the Participant as permitted herein, the Company may require reasonable evidence as to the ownership of such Option and may require such consents and releases of taxing authorities as the Committee may deem advisable.

XX.     PRESERVATION OF SHARES OF STOCK

The Company, during the term of this Plan, will at all times reserve and keep available and will seek or obtain from any regulatory body having jurisdiction any requisite authority necessary to issue and to sell, the number of Shares of Stock that shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed necessary by counsel for the Company for the lawful issuance and sale of its stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell Stock as to which the requisite authority has not been obtained.

XXI.    EFFECTIVE DATE OF PLAN

The Plan was originally effective as of June 21, 1993; the date the Plan was approved by the Board of Directors. The terms of this amended and restated Plan shall be effective March 1, 1998.